Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Universal Health Services, Inc.:

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-119925, 333-119143, 333-112332, 333-46384, 033-49428, 033-51671, 033-63291, 333-13453, 333-63926, 333-126025 and 333-11288) on Form S-8 and the Registration Statements (File Nos. 333-46098, 333-85781, 333-59916 and 333-135277) on Form S-3 of Universal Health Services, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Universal Health Services, Inc. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, common stockholders’ equity and cash flows for each of the years in the three-year period then ended, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Universal Health Services, Inc.

Our report dated February 28, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states facilities acquired during 2006, as identified in Note 2 to the consolidated financial statements, have been excluded from management’s assessment. Our audit of internal control over financial reporting of Universal Health Services, Inc. also excluded an evaluation of the internal control over financial reporting of facilities acquired during 2006.

Our report on the consolidated financial statements and related financial statement schedule contains an explanatory paragraph that states that Universal Health Services, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share Based Payment, and related interpretations on January 1, 2006 and also adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans as of December 31, 2006.

/s/    KPMG LLP

Philadelphia, Pennsylvania

February 28, 2007